Exhibit 99.3 - Joint Filers' Signatures


WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
  By:  Warburg Pincus, LLC, its General Partner
  By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                                Date:   January 30, 2009
   -------------------------------                      ------------------------
   Name:   Scott A. Arenare
   Title:  Partner

WARBURG PINCUS LLC


By: /s/ Scott A. Arenare                                Date:   January 30, 2009
   -------------------------------                      ------------------------
   Name:   Scott A. Arenare
   Title:  Managing Director


WARBURG PINCUS PARTNERS, LLC
  By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                                Date:  January 30, 2009
   -------------------------------                      ------------------------
   Name:   Scott A. Arenare
   Title:  Partner




By: /s/ Scott A. Arenare                                Date:  January 30, 2009
   -------------------------------                      ------------------------
   Name:  William H. Janeway
   By:  Scott A. Arenare*




By: /s/ Jeffrey A. Harris                               Date:  January 30, 2009
   -------------------------------                      ------------------------
     Name:  Jeffrey A. Harris


* Power of Attorney given by Mr. Janeway was previously filed with the SEC on May 22, 2008 as an exhibit to a Form 4 filed by Warburg Pincus Private Equity VIII L.P. with respect to Nuance Communications, Inc.